UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

1200 West Platt Street, Suite 100 Tampa, Florida 33606 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into Material Definitive Agreement.

On July 28, 2022, LMFAO Sponsor, LLC (“Sponsor”), a majority owned subsidiary of LM Funding America, Inc., and LMF Acquisition Opportunities, Inc., a Delaware corporation (“LMAO”), amended and restated the existing Promissory Note, dated February 1, 2022, issued by LMAO to Sponsor (the “Original Note”), to increase the aggregate principal amount from $500,000 to $1,750,000 thereunder (the “Amended Note”).  The proceeds of the Amended Note, which may be drawn down from time to time until LMAO consummates its initial business combination, will be used to fund expenses relating to LMAO’s initial business combination.  The Amended Note bears no interest and is payable in full on the date that LMAO consummates its initial business combination with one or more businesses.  No amount shall be due under the Amended Note if an initial business combination is not consummated on or before the 24th anniversary of LMAO’s initial public offering.

A copy of the Amended Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The disclosures set forth in this Item 1.01 are intended to be summaries only and are qualified in their entirety by reference to the Amended Note.

Item 8.01. Other Events.

On July 29, 2022, LMAO issued a press release announcing that its board of directors elected to extend the date by which LMAO has to consummate a business combination from July 29, 2022 to October 29, 2022 (the “Extension”), as permitted under LMAO’s Amended and Restated Certificate of Incorporation. In connection with the Extension, Sponsor deposited an aggregate of $1,035,000 (representing $0.10 per public share of LMAO) into LMAO’s trust account on July 29, 2022.  This deposit was made in respect of a non-interest bearing loan to LMAO (the “Extension Loan”).  If LMAO completes an initial business combination by October 29, 2022, LMAO will, at the option of Sponsor, (i) repay the Extension Loan out of the proceeds of LMAO’s trust account released to LMAO, or (ii) convert a portion or all of the Extension Loan into warrants of LMAO at a price of $1.00 per warrant, which warrants will be identical to the private placement warrants issues to the Sponsor at the time of the IPO.  If LMAO does not complete its initial business combination by October 29, 2022, LMAO will only repay the Extension Loan from funds held outside of its trust account.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Promissory Note, dated July 28, 2022, issued by LMF Acquisition Opportunities, Inc. to LMFAO Sponsor, LLC

EX-104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

*  Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon request.

***

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties.  Such statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, without limitation, uncertainty created by the COVID-19 pandemic, the risks of entering into and operating in the cryptocurrency mining business, the capacity of our bitcoin mining machines and our related ability to purchase power at reasonable prices, the ability to finance our planned cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, the need for capital, our ability to hire and retain new employees, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties.   Investors should refer to the risks detailed from time to time in the reports the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.
	By:	/s/ Richard Russell Richard Russell Chief Financial Officer
Dated: August 3, 2022